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                                                                     Exhibit 4.3

                              CERTIFICATE OF TRUST

         The undersigned, the trustees of BAC Capital Trust III, desiring to form a business trust pursuant to Delaware Business
Trust Act, 12 Del. C.(S) 3810, hereby certify as follows:
              ---- --

                (a) The name of the business trust being formed hereby (the
                    "Trust") is "BAC Capital Trust III."

                (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                The Bank of New York (Delaware)
                                502 White Clay Center, Route 273
                                Newark, Delaware 19711

                (c) This Certificate of Trust shall be effective as of the date of filing.

         Dated: September 26, 2001



                                        /s/ JAMES T. HOUGHTON
                                        -----------------------------------
                                        Name:  James T. Houghton
                                        Title: Regular Trustee


                                        /s/ KAREN A. GOSNELL
                                        -----------------------------------
                                        Name:  Karen A. Gosnell
                                        Title: Regular Trustee



                                        THE BANK OF NEW YORK
                                        (DELAWARE), as Delaware Trustee

                                        By: /s/ JOHN NICHOLS
                                            -------------------------------
                                        Name:
                                        Title: